Exhibit 99.1

Merger between Alteva, Inc. and MBS Holdings, Inc. Completed

PHILADELPHIA, PA — December 21, 2015 — Alteva, Inc. (“Alteva” or the “Company”) (NYSE MKT: ALTV), a premier provider of hosted Unified Communications-as-a-Service (UCaaS), announced today the successful completion of the merger between Alteva and MBS Holdings, Inc. (“Momentum”) pursuant to a previously announced merger agreement.

Alteva shareholders voted in favor of the merger at its Annual Shareholder Meeting on November 16, 2015.  Pursuant to the terms of the merger agreement, Alteva shareholders are entitled to receive $4.70 in cash per common share.  The merger closed and became effective today.  As a result of the merger, the Company’s common shares will cease to trade on the New York Stock Exchange prior to the opening of the market on December 22, 2015 and will be delisted.  The Company will terminate its registration and reporting obligations with the Securities and Exchange Commission.

About Momentum Telecom

Momentum Telecom is a leading VoIP, broadband services and unified communications provider, offering smart, customizable cloud solutions to direct subscribers and more than 400 partners nationwide. Momentum Telecom delivers superior quality products backed by a geo-redundant network with best-in-class uptime and industry leading customer service. Headquartered in Birmingham, AL, Momentum Telecom has regional offices across the United States. To learn more visit momentumtelecom.com or connect with us on Facebook, Google Plus, Twitter, or Linkedin. You can also visit the Momentum blog to keep up with the latest innovations in cloud communications and business productivity.

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of hosted Unified Communications as a Service (“UCaaS”) that significantly enhances business productivity and efficiency.  Alteva’s UCaaS solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K, as amended, and other periodic filings with the U.S. Securities and Exchange Commission.

Investor Contact

shareholderrelations@alteva.com